UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  May 10, 2006

SPARTAN STORES, INC.
(Exact name of registrant as
specified in its charter)

Michigan (State or other jurisdiction of incorporation)	000-31127 (Commission File Number)	38-0593940 (IRS Employer Identification no.)

850 76th Street, S.W. P.O. Box 8700 Grand Rapids, Michigan (Address of principal executive offices)	49518-8700 (Zip Code)

Registrant's telephone number,
including area code:  (616) 878-2000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

          On May 12, 2006 Spartan Stores, Inc. (the "Company") issued a press release announcing that on May 10, 2006 the Board of Directors elected Frederick J. Morganthall, II, as a director for a term expiring in 2007. In addition, the Board of Directors appointed Mr. Morganthall as a member of the Audit Committee. The full text of the press release is attached as Exhibit 99.1 to this report.

          There are no arrangements or understandings between Mr. Morganthall and any other person pursuant to which he was selected as a director, nor are the any transactions in which Mr. Morganthall has an interest requiring disclosure under Item 404(a) of Regulation S-K.

Item 8.01	Other Events.

          With the appointment of Mr. Morganthall to the Audit Committee of the Company's Board of Directors, as disclosed in Item 5.02 above, the size of our Audit Committee increases from three members to four members, each of whom is an "independent director" within the meaning of applicable rules and regulations of the Securities and Exchange Commission and the Nasdaq Stock Market.

Item 9.01.	Financial Statements and Exhibits.

	(d)	Exhibits: The following document is attached as an exhibit to this report on Form 8-K:

	99.1	Press Release dated May 12, 2006

SIGNATURES

                    Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: May 12, 2006	SPARTAN STORES, INC.

	By	/s/ David M. Staples
David M. Staples Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Document

99.1	Press Release dated May 12, 2006.